UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 12, 2013

Date of Earliest Event Reported: August 6, 2013

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 827-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Cynthia L. Egan to Board of Directors

On August 6, 2013, the Board of Directors of Envestnet, Inc. (the “Company”) appointed Cynthia L. Egan as a director of the Company to serve until the 2014 annual meeting of stockholders. Ms. Egan also was appointed to serve as a member of both the Compensation Committee and the Nominating and Corporate Governance Committee. There is no arrangement or understanding under which Ms. Egan was appointed to our Board. There are no transactions, with respect to Ms. Egan, reportable under Item 404(e) of Regulation S-K.

Ms. Egan has an extensive career in the financial services industry, having most recently retired as President of Retirement Plan Services at T. Rowe Price Group effective December 31, 2012 after serving in that role since 2007.  While at T. Rowe Price, Ms. Egan was also a member of the firm’s Operational Steering Committee; a Board member of the T. Rowe Price Trust Company, and chair of the T. Rowe Price Women’s Roundtable.

Ms. Egan will receive compensation for her service on our Board of Directors and its committees in accordance with our standard compensatory arrangement for non-employee directors. Her 2013 compensation will be prorated to reflect her length of service in 2013. A description of these arrangements is set forth in the proxy statement for our 2013 annual meeting of stockholders under the heading “Corporate Governance — Director Compensation.”

A copy of the Company’s press release announcing the appointment of Ms. Egan to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Resignation of Paul Koontz from Board of Directors

Paul Koontz informed the Company that he expects to resign from the Board of Directors effective October 31, 2013.  Mr. Koontz has served on Envestnet’s Board since 2004. Mr. Koontz’s expected resignation is not due to any disagreement with the Company regarding any matters relating to the Company’s operations, policies or practices.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

99.1                        Press release, dated August 12, 2013, regarding the appointment of Cynthia Egan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVESTNET, INC.

Dated: August 12, 2013

	By:	/s/ Shelly O’Brien
Shelly O’Brien
General Counsel and Corporate Secretary

99.1 Press release, dated August 12, 2013, regarding the appointment of Cynthia Egan